                                                                 EXHIBIT 12.1

THE MANITOWOC COMPANY, INC.
STATEMENT OF COMPUTATION OF RATIO OF EARNINGS
EARNINGS TO FIXED CHARGES

                                                                                   PRO FORMA
                                                      ----------------------------------------------------------------------
                                                             FOR THE SIX         FOR THE TWELVE          FOR THE TWELVE
                                                             MONTHS ENDED         MONTHS ENDED            MONTHS ENDED
                                                            JUNE 30, 2002        JUNE 30, 2002         DECEMBER 31, 2001
                                                      -------------------   ------------------         ----------------------
Net earnings from continuing operations                          $ 35,948             $ 32,992                  $ 22,364
Fixed charges                                                      35,232               73,021                    73,019
                                                            -------------        -------------                  --------
     Total earnings available for fixed charges                    71,180              106,013                    95,383

Fixed Charges:
     Interest expense (1)                                        $ 29,958             $ 62,472                  $ 62,470
     Amortization of deferred financing costs (1)                   1,803                3,607                     3,607
     Portion of rent deemed interest factor (2)                     3,471                6,942                     6,942
                                                            -------------        -------------                  --------
        Total fixed charges                                        35,232               73,021                    73,019

Ratio of earnings to fixed charges                                    2.0x                 1.5x                      1.3x

                                                       -----------------------------------
                                                                   HISTORICAL
                                                             FOR THE SIX MONTHS ENDED
                                                                     JUNE 30,
                                                               2002          2001
                                                        -------------   -----------
Net earnings from continuing operations                      $ 43,722      $ 45,552
Fixed charges                                                  24,695        15,590
                                                        -------------     ---------
     Total earnings available for fixed charges                68,417        61,142

Fixed Charges:
     Interest expense (1)                                      20,058        12,374
     Amortization of deferred financing costs (1)               1,920           566
     Portion of rent deemed interest factor (2)                 2,717         2,650
                                                        -------------     ---------
        Total fixed charges                                    24,695        15,590

Ratio of earnings to fixed charges                                2.8x          3.9x

                                                                      EARNINGS TO FIXED CHARGES
                                                                   (in thousands, except Ratio Data)
                                                    -------------------------------------------------------------------
                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------------
                                                          2001         2000           1999           1998         1997
                                                    ------------     --------      ---------       --------      --------
Net earnings from continuing operations                 $ 79,689     $ 96,120      $ 106,006       $ 81,412      $ 57,817
Fixed charges                                             42,778       17,352         12,406         10,690         7,360
                                                    ------------     --------      ---------       --------      --------
     Total earnings available for fixed charges          122,467      113,472        118,412         92,102        65,177

Fixed Charges:
     Interest expense (1)                                 34,274       13,836         10,153          9,321         5,930
     Amortization of deferred financing costs (1)          3,204          672            637            420           300
     Portion of rent deemed interest factor (2)            5,300        2,844          1,616            949         1,130
                                                    ------------     --------      ---------       --------      --------
        Total fixed charges                               42,778       17,352         12,406         10,690         7,360

Ratio of earnings to fixed charges                           2.9x         6.5x           9.5x           8.6x          8.9x

Notes for explanations:

(1) Amortization of deferred financing costs is included in interest expense in the company's Consolidated Statement of Earnings:

                                                                                       PRO FORMA
                                                              --------------------------------------------------------------
                                                               FOR THE SIX         FOR THE TWELVE          FOR THE TWELVE
                                                               MONTHS ENDED         MONTHS ENDED            MONTHS ENDED
                                                               JUNE 30, 2002        JUNE 30, 2002         DECEMBER 31, 2001
                                                              --------------   ------------------   ------------------------
        Interest expense per statement of earnings                  $ 31,761               66,079                  $ 66,077
        Less amortization of deferred financing costs                  1,803                3,607                     3,607
                                                                    --------             --------                  --------
        Interest expense                                            $ 29,958             $ 62,472                  $ 62,470
                                                                    ========             ========                  ========

                                                                   ------------------------
                                                                           HISTORICAL
                                                                   FOR THE SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    2002                 2001
                                                                   -------             ------
        Interest expense per statement of earnings                $ 21,978             $ 12,940
        Less amortization of deferred financing costs                1,920                  566
                                                                  --------             --------
        Interest expense                                          $ 20,058             $ 12,374
                                                                  ========             ========

                                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------------------------------
                                                              2001            2000             1999          1998        1997
                                                           --------        --------         --------       -------      --------
        Interest expense per statement of earnings         $ 37,478        $ 14,508         $ 10,790       $ 9,741      $ 6,230
        Less amortization of deferred financing costs         3,204             672              637           420          300
                                                           --------        --------         --------       -------      --------
        Interest expense                                   $ 34,274        $ 13,836         $ 10,153       $ 9,321      $ 5,930
                                                           ========        ========         ========       =======      ========

(2) One third of all rent expense is deemed representative of the interest factor.